EXHIBIT 10.6(a)

AMENDMENT TO

THE INFONET SERVICES CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT, by Infonet Services Corporation (the “Company”), is made with reference to the following facts:

The Company has adopted the Infonet Services Corporation Supplemental Executive Retirement Plan (the “Plan”), which reserves to the Company the right to amend said Plan (Section 9.1 thereof). The Company has executed this Amendment for the purpose of amending the administrative provisions of the Plan.

NOW, THEREFORE, the INFONET SERVICES CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN is hereby amended as follows, effective as of November 19, 2003:

I.

Article VIII of the Plan is hereby amended and restated in its entirety to read as follows:

“8.1 Administration. The ISERP shall be administered by the Compensation Committee, which shall have all such powers as are necessary for the operation and administration of the ISERP, or by such other person or persons to whom the Compensation Committee may delegate all or part of the Compensation Committee’s powers or responsibilities hereunder. With respect to all matters pertaining to the ISERP, the Compensation Committee or its designated delegate shall be responsible for the operation and administration of the ISERP and shall have the power in its good faith discretion to interpret the ISERP and all documents relating thereto and to make such other determinations as maybe required or appropriate.

8.2 Delegation of Powers; Reliance on Third Parties. The Compensation Committee may delegate its powers as appropriate and may engage counsel and such clerical, financial, investment, accounting and other specialized services as it may deem necessary or desirable for the operation and administration of the ISERP. The Compensation Committee shall be entitled to rely upon any such opinions, reports or other advice furnished by counsel or other specialists engaged for such purpose and, in so relying, shall be fully protected in any action, determination or mission taken or made in good faith.

8.3 Indemnification. Infonet shall defend, indemnify and hold harmless the Compensation Committee (and each member thereof) and any other person or committee to whom it has delegated any of their responsibilities hereunder from any and all claims, losses, damages, expenses (including reasonable attorneys’ fees and expenses) and liabilities (collectively “Liability”)

arising from any action, failure to act, or other conduct in their official capacity under the ISERP, except with respect to any Liability which results from an individual’s own gross negligence or willful misconduct.

8.4 Consistency with Other Provisions. Pursuant to the foregoing administrative provisions, effective as of November 19, 2003, references to “President” throughout this Plan (including without limitation, in Section 9.1, Article X, and Sections 11.2 and 11.3 of the Plan) shall be deemed to be references to the Compensation Committee.”

II.

Article XII of the Plan is amended to include the following definition in its entirety:

““Compensation Committee” shall mean the Compensation Committee of the Board of Directors.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of November 19, 2003.

INFONET SERVICES CORPORATION

Date: January 15, 2004	By:	/s/ PAUL A. GALLEBERG
		Name:	Paul A. Galleberg
		Title:	Senior Vice President, General
Counsel

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